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                                                                     Exhibit 5.1



                      [Shearman & Sterling LLP Letterhead]







                               November 5, 2004

Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760


                          Boston Scientific Corporation

Ladies and Gentlemen:

     We have acted as counsel to Boston Scientific Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (File No. 333-119412) (such registration statement, including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), relating to the proposed public offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") of the following securities of the Company with an aggregate initial public offering price of up to $1,500,000,000: (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); (iii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (the "Depositary Shares"); (iv) shares of common stock, par value $0.01 per share (the "Common Stock"); (v) warrants to purchase any of the foregoing Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"); (vi) stock purchase contracts to purchase shares of Common Stock, Depository Shares or Preferred Stock (the "Stock Purchase Contracts"); or (vii) stock purchase units (the "Stock Purchase Units"), representing ownership of a Stock Purchase Contract or other debt obligations of third parties, in each case, as described in the prospectus forming a part of the Registration Statement (the "Prospectus") and as shall be designated by the Company at the time of applicable offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock Warrants, Stock Purchase Contracts and Stock Purchase Units are collectively referred to as the "Securities."

     The Securities will be sold pursuant to an underwriting agreement and a terms agreement substantially in the form of Exhibit 1.1 to the Registration Statement (such


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underwriting agreement and terms agreement to be entered into between the
Company and an underwriter or underwriters. The Debt Securities will be issued in one or more series pursuant to an indenture in substantially the form of
Exhibit 4.3 to Registration Statement (the "Indenture") to be entered into between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee"). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a "Certificate of Designation"). The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a "Deposit Agreement") between the Company and the depositary party thereto (the "Depositary"). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a "Warrant Agreement") between the Company and the warrant agent party thereto (each, a "Warrant Agent"). The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a "Stock Purchase Contract Agreement") between the Company and the stock purchase contract agent party thereto (the "Stock Purchase Contract Agent"). The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a "Stock Purchase Unit Agreement") between the Company and the stock purchase unit agent party thereto (the "Stock Purchase Unit Agent"). Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Indenture, Deposit Agreement, Warrant Agreements, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement are hereinafter referred to as the "Opinion Documents."


     In that connection, we have reviewed originals or copies of the Indenture, the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

          In our review, we have assumed:

          (a) The genuineness of all signatures.

          (b) The authenticity of the originals of the documents submitted to us.

          (c) The conformity to authentic originals of any documents submitted to us as copies.

          (d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

          (e) Each Opinion Document will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Opinion Document will be governed by and construed in accordance with the law of the State of New York.


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          (f) That:

             (i) The Company is an entity duly organized and validly existing under the laws of the State of Delaware.

             (ii) The Company has full power to execute, deliver and perform and will have duly executed and delivered the Opinion Documents.

             (iii) The execution, delivery and performance by the Company of the Opinion Documents to which it is a party will be duly authorized by all necessary action (corporate or otherwise) and will not:

                 (A) contravene its Second Restated Certificate of Incorporation or Restated By-laws;

                 (B) violate any law, rule or regulation applicable to it; or

                 (C) result in any conflict with or breach of any agreement or document binding on it.

             (iv) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, if any such authorization, approval, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

     Our opinion set forth is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

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   1.  When (i) the registration requirements of the Securities Act have been complied with, (ii) appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock, (iii) the Common Stock shall have been duly issued and sold by the Company against payment therefor in accordance with such corporate action, and (iv) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser's account maintained with the Company's transfer agent for Common Stock has been issued by said transfer agent, such Common Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof).

   2. The Indenture, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

   3. When (i) the registration requirements of the Securities Act have been complied with, (ii) the Indenture has been qualified under the United States Trust Indenture Act of 1939, as amended, (iii) the form or forms of the Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Indenture, and (iv) the Debt Securities have been duly executed by the Company, authenticated by the Trustee, issued and delivered against payment therefor in accordance with such corporate action, and the Indenture, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

   4. When (i) the registration requirements of the Securities Act have been complied with, (ii) the terms of the Preferred Stock have been duly approved or established by appropriate corporate action taken by the Company (including the filing of the certificate of designations with the Secretary of State of the State of Delaware), (iii) the Preferred Stock has been duly issued and sold against payment therefor in accordance with such corporate action, the Preferred Stock will be validly issued, fully paid and nonassessable (provided that the consideration paid therefor is not less than the par value thereof), and will have the rights set forth in the Company's Second Restated Certificate of Incorporation, as then amended, including the amendment effected by the certificate of designations.

   5. When (i) the registration requirements of the Securities Act have been complied with, (ii) the terms of the Depositary Shares have been duly approved or established by appropriate corporate action taken by the Company, (iii) the Deposit Agreement has been duly executed and delivered by the Company, (iv) the Depositary Shares have been duly issued and sold against payment therefor in accordance with such corporate action and (iv) the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Preferred Stock with the Depositary pursuant to the Deposit Agreement), the Depositary Shares will be validly issued.

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   6.  When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants and (iii) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Warrant Agreement pursuant to which the Warrants are to be issued and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

   7. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Contracts and (iii) the Stock Purchase Contracts with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the Stock Purchase Contracts and such corporate action, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

   8. When (i) the registration requirements of the Securities Act have been complied with, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Units and (iii) the Stock Purchase Units with such terms are duly executed, issued and delivered by duly authorized officers of the Company against payment therefor in the manner provided for in the agreement pursuant to which the Stock Purchase Units are to be issued and such corporate action, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

    Our opinions expressed above are subject to the following qualifications:

    (a) Our opinions in paragraphs 2 through 3 and 6 through 8 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

    (b) Our opinions in paragraphs 2 through 3 and 6 through 8 are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name in the Prospectus under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

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                                            Very truly yours,


                                           /s/ Shearman & Sterling LLP


DC/RWD/AMWY/CR
RE




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